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CP


A REAL ESTATE INVESTMENT
TRUST FORMED UNDER THE LAWS
OF THE STATE OF MARYLAND                      SEE REVERSE FOR IMPORTANT
                                              NOTICE ON TRANSFER RESTRICTIONS
                                              AND OTHER INFORMATION
THIS CERTIFICATE IS TRANSFERABLE
IN MINNEAPOLIS, MN OR NEW YORK, NY           CUSIP 22002T 20 7

                       CORPORATE OFFICE PROPERTIES TRUST

THIS CERTIFIES THAT





IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST, LIQUIDATION PREFERENCE $25.00 PER SHARE, OF

Corporate Office Properties Trust (the "Trust"), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

      In Witness Whereof, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.
    Dated



               SECRETARY             CHAIRMAN OF THE BOARD

Countersigned and Registered:
NORWEST BANK MINNESOTA, N.A.

Transfer Agent
and Registrar

By

Authorized Signature

                                IMPORTANT NOTICE

     The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

     The shares represented by this Certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Declaration of Trust of the Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder or a Permitted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Equity Shares of the Trust in excess of 9.8 percent of the value of the total outstanding Equity Shares of the Trust, unless such Person is an Excepted Holder or a Permitted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Equity Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Equity Shares if such Transfer would result in Equity Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Equity Shares which cause or will cause a Person to Beneficially Own or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

             KEEP THIS CERTIFICATE IN A SAFE PLACE. IF LOST, STOLEN
         OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A
            CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common    UNIF GIFT MIN ACT-D_________Custodian_________  UNIF TRAN MIN ACT-D_________Custodian__________
TEN ENT  - as tenants by the                           (Cust)             (Minor)                       (Cust)             (Minor)
           entireties
JT TEN   - as joint tenants with           under Uniform Gifts to Minors                   under Uniform Transfers to Minors
           right of survivorship           Act of_________________                         Act of__________________
           and not as tenants in                     (State)                                            (State)
           common


    Additional abbreviations may also be used though not in the above list.


For Value Received,_____________________hereby sells, assigns and transfers unto

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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)


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____________________(__________) Series B Cumulative Redeemable Preferred Shares
of beneficial interest of the Trust represented by this Certificate and does hereby irrevocably constitute and appoint_______________________________________
Attorney to transfer the said shares on the books of the Trust, with full power of substitution in the premises.

Dated:
      ---------------------------

                                            -----------------------------------
                                            NOTICE: THE SIGNATURE TO THIS
                                            ASSIGNMENT MUST CORRESPOND WITH THE
                                            NAME AS WRITTEN UPON THE FACE OF
                                            THIS CERTIFICATE IN EVERY
                                            PARTICULAR, WITHOUT ALTERATION OR
                                            ENLARGEMENT OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed:


By
   --------------------------------
THE SIGNATURE(S) MUST BE GUARANTEED
BY AN ELIGIBLE GUARANTOR
INSTITUTION (Banks, Stockbrokers,
Savings and Loan Associations and
Credit Unions) with MEMBERSHIP IN
AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM PURSUANT TO
S.E.C. RULE 17Ad-15.